Exhibit 99.1

Investor	Susie Lisa	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces

Cash Tender Offer

for its 4.300% Senior Notes due 2028

WOONSOCKET, RI, August 9, 2021 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today that it has commenced a cash tender offer (the “Tender Offer”) for up to $2,000,000,000 aggregate principal amount, as may be increased or decreased by CVS Health (the “Maximum Amount”), of its 4.300% Senior Notes due 2028 (the “Notes”).

The Maximum Amount represents the aggregate principal amount of the Notes subject to the Tender Offer and excludes any Accrued Interest (as defined below) or Early Tender Payment (as defined below). CVS Health expressly reserves the right, in its sole discretion, subject to applicable law, to increase or decrease the Maximum Amount, without extending withdrawal rights and/or terminate the Tender Offer at any time prior to the Expiration Date (as defined below). If Holders (as defined below) tender more Notes in the Tender Offer than they expect to be accepted for purchase by CVS Health based on the Maximum Amount and CVS Health subsequently accepts more than such Holders expected of such Notes tendered as a result of an increase of the Maximum Amount, such Holders will not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

The Tender Offer is summarized in the table below:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Amount(1)	UST Reference Security	Bloomberg Reference Page(2)	Fixed Spread (bps)	Early Tender Payment(3)
4.300% Senior Notes due 2028	126650 CX6	$7,049,919,000	$2,000,000,000	1.625% UST due 5/15/2031	FIT1	35	$30

(1)

The Maximum Amount of $2,000,000,000 represents the aggregate principal amount of Notes that will be purchased in the Tender Offer. CVS Health may increase or decrease the Maximum Amount as described in the Offer to Purchase (as defined below).

(2)	The page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid side price of the U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(3)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.

The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 9, 2021 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. The purpose of the Tender Offer is to repurchase a portion of CVS Health’s debt to lower its overall indebtedness.

The Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 20, 2021 (the “Early Tender Date”) will be eligible to receive the Total Consideration, which includes the Early Tender Payment. The Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on September 3, 2021 (the “Expiration Date”) will be eligible to receive the Maximum Tender Offer Consideration, which is equal to the Total Consideration minus the Early Tender Payment.

The Total Consideration payable by CVS Health for the Notes will be a price per $1,000 principal amount based on the yield to maturity of the U.S. Treasury reference security specified in the table above (the “UST Reference Security”), as determined at 9:00 a.m., New York City time, on August 23, 2021 (unless otherwise extended by us as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase. For the avoidance of doubt, if the Total Consideration determined is less than $1,000 per $1,000 principal amount of the Notes, then the Total Consideration will be calculated to the stated maturity date and not to the first par call date for the Notes.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be August 24, 2021, the second business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be September 8, 2021, the second business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if the Maximum Amount is not purchased on the Early Settlement Date.

In addition to the Total Consideration or Maximum Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on August 20, 2021 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, Holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless CVS Health is required to extend withdrawal rights under applicable law.

The Tender Offer is not conditioned on any minimum principal amount of Notes being validly tendered; however, our obligation to accept for purchase, and to pay for, Notes validly tendered pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, our waiver of the conditions, including a financing condition and certain other general conditions, as described in the Offer to Purchase.

CVS Health has retained Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC to act as Dealer Managers (the “Dealer Managers”, and each a “Dealer Manager”) for the Tender Offer. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offer. Requests for assistance relating to the procedures for tendering Notes may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 549-6746 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free), Goldman Sachs & Co. LLC at (212) 902-5962 (collect) or (800) 828-3182 (toll free) and Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll free) or via email at liabilitymanagement@wellsfargo.com. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is the leading health solutions company, delivering care in ways no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and our nearly 300,000 dedicated colleagues – including more than 40,000 physicians, pharmacists, nurses, and nurse practitioners. Wherever and whenever people need us, we help them with their health – whether that’s managing chronic diseases, staying compliant with their medications, or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system – and their personal health care – by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Learn more at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and our recently filed Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.